                                                                   Exhibit 10.11
                                 WHX CORPORATION

                                 2006 BONUS PLAN

     1.   PURPOSE OF THE PLAN.

          The goal of the 2006 Bonus Plan (the "Plan") is to offer an incentive plan that will help recruit and retain outstanding talent by providing both short-term incentives for achieving annual targets while rewarding key management for achieving long-term growth goals.

     2.   ADMINISTRATION OF THE PLAN.

          The Compensation Committee (the "Committee") of the Board of Directors
(the "Board") of WHX Corporation (the "Company") shall have full power and authority to designate recipients of awards ("Awards"), determine the terms and conditions of such Awards (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee may delegate, in its sole discretion, approval of bonuses for certain employees of
Handy & Harman ("H&H"), a wholly-owned subsidiary of the Company, to the
President/CEO of H&H (the "CEO") and/or to the Board of Directors of H&H.

          Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Awards granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any
Awards. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the
Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

          In the event that for any reason the Committee is unable to act, or if there shall be no such Committee, then the Board shall administer the Plan, and references herein to the Committee (except in the proviso to this sentence)
shall be deemed to be references to the Board.

     3.   DESIGNATION OF GRANTEES.

          The persons eligible for participation in the Plan as recipients of
Awards shall include officers and employees of the Company or any of its subsidiaries (the "Grantees"). In selecting the Grantees, and in determining the
Awards, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Grantee, the Grantee's degree of responsibility for and contribution to the growth and success of the
Company or any of its subsidiaries, the Grantee's length of service, promotions and potential. Generally, Grantees will be recommended by the CEO of H&H to the
Committee.

     4.   GRANT OF AWARDS.

          The Committee in its sole discretion shall set specific goals for certain Grantees on a periodic basis. Such goals may be set on an annual basis pursuant to the Company's Short Term Incentive Plan ("STIP") or on a longer-term basis pursuant to the Company's Long Term Incentive Plan ("LTIP"). The goals for each Grantee, as well as the Awards attached to reaching such goals, will be communicated to each Grantee as the CEO or the Committee shall determine, but in each such case shall be set forth in writing and approved by either the
Committee, the CEO and/or the Board of Directors of H&H. The Plan shall not be in effect in any given year with respect to any Grantee until he/she initials the written goals sheet applicable to such Grantee, which initialing shall signify his/her understanding of and agreement with all of the terms and conditions of the Plan. It is contemplated that the Committee will adopt specific targets under the STIP and LTIP on an annual basis, and will review recommendations received by the CEO. All calculations upon which Awards are based shall be certified by the Chief Financial Officer of the Company. In order to be eligible to receive an award pursuant to this Plan, the Grantee must be employed by the Company on the earlier of the date Awards are generally paid to
Grantees or the March 31 following the payout year.

     5.   TAXES.

          The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Awards granted under the
Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

     6.   EFFECTIVE DATE OF PLAN.

          The Plan shall be effective on January 1, 2006.

     7.   AMENDMENT AND TERMINATION.

          The Committee or the Board may amend, suspend, or terminate the Plan or authorize, increase or withhold the payment of any Award in its absolute and complete discretion. The decision of the Committee or the Board shall be final, binding and conclusive.

     8.   GOVERNMENT REGULATIONS.

          The Plan, and the grant of Awards hereunder, and the obligation of the
Company to deliver such awards shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

     9.   GENERAL PROVISIONS.

          (a) EMPLOYMENT MATTERS. The adoption of the Plan shall not confer upon any Grantee any right to continued employment with the Company or its subsidiaries, or in the case of a Grantee who is a director, continued service as a director with the Company or its subsidiaries, as the case may be, nor

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shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any of its employees or the service of any of its directors. All participants in the Plan shall be and remain at all times employees at will, and the Company and each subsidiary shall have the absolute right to terminate any such employment at any time, with or without cause, in its absolute discretion, subject to the terms of any written employment agreement that any participant may have with the Company or any subsidiary thereof.

          (b) LIMITATION OF LIABILITY. No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the
Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          (c) TERMINATION. Unless otherwise determined by the Committee, if any
Grantee's employment with or service to the Company or any of its subsidiaries is terminated for Cause (as defined below) or voluntarily by Grantee or for any other reason except as explicitly provided in the next sentence, such Grantee's
Award(s) shall be cancelled. If such Grantee's employment with or service to the
Company or any of its subsidiaries is terminated because of termination by the
Company other than for Cause, or because of death or Disability, such Grantee's
Award(s) shall be granted to such Grantee to the extent of the pro-rata portion of the earned portion of the "Team" Award, if any, and the pro-rata portion of the earned portion of the "Individual" Award, if any, for the year so employed, in each case as determined in the sole and complete discretion of the Committee.
For the purpose of this Plan, "Cause" shall have the meaning set forth in such
Grantee's employment agreement or if no such agreement exists or such term is not provided for, Cause shall mean: (i) the Grantee engaging in conduct which is materially injurious to the Company or any of their respective customer or supplier relationships, monetarily or otherwise; (ii) the Grantee engaging in any act of fraud, misappropriation or embezzlement or sexual or other harassment of any employee of the Company; (iii) the Grantee engaging in any act which would or does constitute a felony; (iv) the willful or continued failure by the
Grantee to substantially perform his duties, including, but not limited to, willful misconduct, gross negligence or other acts of dishonesty; or (v) the
Grantee's material violation or breach of the Plan or any agreement with the
Company or its subsidiaries. For the purpose of this Plan, "Disability" shall have the meaning set forth in such Grantee's employment agreement or if no such agreement exists or such term is not provided for, Disability shall mean: the
Grantee's absence from the full-time performance of his duties hereunder for at least ninety (90) days, whether or not consecutive, within any twelve (12)
consecutive months as a result of any incapacity due to physical or mental illness.

          (d) MODIFICATION; PRIOR PLANS. Notwithstanding anything set forth in this Plan or in any letter sent to an individual Grantee, the calculation, determination and payment of any Award is subject to the final determination of the Committee, which shall be entitled to alter, amend or nullify the terms of the Plan, or to authorize, increase or withhold the payment of any Award in its absolute and sole discretion. The decision of the Committee shall be final,

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binding and conclusive. The terms and conditions of this Plan shall supersede and cancel any and all prior bonus plans and arrangements and participation in this Plan shall nullify Grantee's right or entitlement to any bonus under any other such bonus plan or arrangement of the Company or any of its subsidiaries.

                                     WHX CORPORATION
                                     Effective January 1, 2006

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